Exhibit 10.5
EXECUTION COPY
EQUIPMENT LEASE AGREEMENT

This EQUIPMENT LEASE AGREEMENT dated as of May 22, 2023 (the “Effective Date”) (as the same may from time to time be amended, restated or otherwise modified this “Lease”) is made by and between ALCON RESEARCH, LLC, a Delaware limited liability company (the “Lessor”), and LIFECORE BIOMEDICAL, INC., a Delaware corporation (the “Lessee”).
WHEREAS, in connection with this Agreement, the parties have entered into that certain Equipment Sale and Leaseback Agreement, dated as of the date hereof (“Sale Agreement”), whereby Lessee, the previous owner of the Equipment (as defined below), sold the Equipment to Lessor, with such Equipment to be leased back to Lessee pursuant to this Lease;
WHEREAS, in connection with this Agreement, Lessor has also entered into that certain Credit and Guaranty Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Lessor, Curation Foods, Inc., a Delaware corporation (“Curation”), and Lifecore Biomedical Operating Company, Inc., a Delaware corporation (“Lifecore” and together with Seller and Curation, each, a “Borrower” and collectively, the “Borrowers”), the other credit parties from time to time party thereto, the lenders party thereto from time to time (the “Lenders”) and Lessor, as administrative agent and collateral agent, pursuant to which the Lenders have made term loans and other extensions of credit available to the Borrowers in accordance with the terms of the Term Loan Agreement; and
WHEREAS, in connection with the Term Loan Agreement, certain parties thereto are entering into other Credit Documents (as defined in the Term Loan Agreement) in connection therewith (together with the Term Loan Agreement, the “Credit Documents”).
NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:
1.Lease. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, certain equipment, machinery, and other property associated with the production of sodium hyaluronate, as set forth on Exhibit A hereto (the “Equipment”).

2.Definitions. Unless the context otherwise requires, as used in the Lease, the following terms shall have the respective meanings indicated below and shall be equally applicable to both the singular and the plural forms thereof:
“After-Tax Basis” means a basis such that any amount received shall be increased so that, after deduction of the net amount of all taxes (assuming for this purpose that Lessor, which is a disregarded entity, whose ultimate parent entity is taxed as a “c-corporation” and subject to state taxation in all 50 states) for the relevant period or periods required to be paid by Lessor with respect to the receipt or accrual by it of such amount and any additional amount received or accrued by reason of such amount being paid on an After-Tax Basis (taking into account any tax savings realized as a result of the payment or the event giving rise to the payment, determined using the same tax rate assumptions in the immediately preceding parenthetical phrase), the remaining amount shall be equal to the amount otherwise payable.
“Certificate of Acceptance” means the Certificate of Acceptance in substantially the form attached hereto as Exhibit B.
“Code” means the Internal Revenue Code of 1986, as amended.
“Equipment” shall have the meaning set forth in Section 1 of this Agreement.

“Encumbrances” means any lien, debt, pledge, mortgage, deed of trust, charge, claim, equitable interest, option, security interest, right of first option, right of first refusal, encumbrance, or similar restriction, including any restriction on use, transfer, receipt of income, or exercise of any other attribute of ownership.
“Governmental Approval” means each material franchise, license, permit, approval, notification, certification, registration, authorization, and qualification required by any governmental authority required as of the Effective Date for the ownership, use, and operation of the Equipment.
“Guarantor” means any guarantor of Lessee’s obligations hereunder.
“Lease Documents” means this Lease, the Sale Agreement, the Credit Documents, any guaranty from a Guarantor, and all other documents relating to or provided in connection with the Lease or any of the foregoing, prepared by Lessor, and now or hereafter executed in connection herewith or therewith, as the same may be modified, amended, extended or replaced.
“Material Agreement” or “Material Agreements” means all material contract with respect to the Equipment (as supplemented from time to time in connection with the Lease, and each as may be amended, amended and restated, modified, supplemented, or replaced from time to time).
“Rent” means the payments due for the leasing of Equipment, as set forth on Exhibit A, and, where the context hereof requires, all such additional amounts as may, from time to time, be payable under the Lease.
“Rent Payment Date” means any date upon which a Rent payment is due.
“Section” means, unless the context provides otherwise, Sections of the Code.
“Supplier” means the manufacturer or the vendor of the Equipment.

3.Acceptance; No Liability for Condition of Equipment. Lessee acknowledges that Lessor has agreed to purchase the Equipment from Lessee pursuant to the Sale Agreement for the sole purpose of leasing the Equipment to Lessee pursuant to this Agreement and Lessee acknowledges that Lessor shall have no responsibility whatsoever in respect of the condition of the Equipment and that the condition of the Equipment upon commencement of this Agreement shall be the sole responsibility of Lessee, and Lessee (a) shall not be entitled for any reason whatsoever to refuse to accept the Equipment once the Equipment has been purchased by Lessor pursuant to the Sale Agreement, and (b) shall promptly execute and deliver to the Lessor the Certificate of Acceptance upon Lessor accepting title to the Equipment under the Sale Agreement. Lessor shall not be liable for any loss resulting directly or indirectly from any defect or alleged defect in the Equipment or failure or alleged failure of the Equipment to comply with the Sale Agreement or any other Lease Documents.

4.Rent; Delinquent Payments.

a.Lessee shall pay Rent on a quarterly basis in the amounts and on the dates set forth on the Rent Schedule set forth on Exhibit A, for the balance of the Term. Rent shall be due whether or not Lessee has received any notice that it is due, and all Rent shall be paid to Lessor at its address set forth on the signature page hereto, or as otherwise directed by Lessor in writing. Notwithstanding the foregoing, after the determination of the Appraised Value (as such term is defined in the Sale Agreement) of the Equipment in accordance with the Sale Agreement, the parties agree that the Equipment and Rent Schedule on Exhibit A shall be amended to reflect (i) the Appraised Value (as defined in the Sale Agreement) and any updates to the Equipment as contemplated under Section 3 of the Sale Agreement, and (ii) corresponding adjustments to the Rent Schedule based on the adjustments to the Purchase Price (as such term is defined in the Sale Agreement) as contemplated under Section 3 of the Sale Agreement.

b.If Lessee fails to pay any Rent or other sums under the Lease on or before 15 days following the applicable Rent Payment Date, Lessee shall pay to Lessor (in addition to and not in lieu of other rights of Lessor available under the Lease) a late charge equal to the lesser of three percent of such delinquent amount or the maximum permitted by law. Such late charge shall be payable by Lessee upon demand by Lessor and shall be deemed Rent hereunder. Lessee acknowledges and agrees that the late charge (i) does not constitute interest, (ii) is an estimate of the costs Lessor will incur as a result of the late payment and (iii) is reasonable in amount.

5.Term; Survival. The “Term” of the Lease shall commence on the Effective Date and, unless earlier cancelled as provided pursuant to Section 17(d) herein, shall expire on the date that is the earlier of (a) ten (10) years after the Effective Date, or (b) the repurchase of the Equipment by Lessee pursuant to Section 4 of the Sale Agreement. Upon expiration of the 10-year Term, if Lessee has not repurchased the Equipment pursuant to Section 4 of the Sale Agreement, Lessor shall automatically, effective upon expiration of the Term, sell, transfer, assign, convey, and deliver to Lessee, free and clear of any Encumbrances, and Lessee shall purchase, acquire, and accept from Lessor, Lessor’s entire right, title, and interest in, to, and under the Equipment for a repurchase price of $1.00, and Lessor and Lessee shall deliver a customary bill of sale evidencing such transfer of such right, title and interest to the Equipment to Lessee.

6.Location; Inspection; Labels. Equipment shall not be removed from the location it is currently located without Lessor’s prior written consent, except during periods in which the Equipment is being used for its intended purpose at other locations under Lessee’s control and direction, or when such Equipment is being maintained or repaired at the location of Lessee’s service providers for such Equipment. Lessor shall have the right to enter upon the premises where the Equipment is located and inspect the Equipment at any reasonable time during normal business hours and upon reasonable written notice to Lessee. At Lessor’s request, Lessee shall provide Lessor with an inventory listing of all Equipment within thirty days of such request. Nothing contained herein shall modify Lessor’s Step-in Rights under and as defined in that certain Amended and Restated Supply Agreement, dated effective May 3, 2023, by and between Alcon and Lifecore Biomedical, LLC (the “Supply Agreement”), including, in the event of the valid exercise of such Step-in Rights, Alcon’s ability to manage, oversee, and control the Equipment and Lessee’s requirement to provide all necessary personnel and resources to Lessor to allow for the management, oversight and control of the Equipment, including but not limited to parking access, security passes, utilities, and restroom facilities.

7.Non-Cancelable Lease. THE LEASE IS A NET LEASE. LESSEE’S OBLIGATION TO PAY RENT AND PERFORM ITS OBLIGATIONS HEREUNDER ARE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY RIGHT OF SET OFF, COUNTERCLAIM, DEDUCTION, DEFENSE OR OTHER RIGHT LESSEE MAY HAVE AGAINST LESSOR, PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL PRECLUDE LESSEE FROM ASSERTING ANY SUCH CLAIMS IN A SEPARATE CAUSE OF ACTION. LESSOR IS NOT A SUPPLIER, AND LESSOR IS NOT RESPONSIBLE FOR REPAIRS, SERVICE OR DEFECTS IN EQUIPMENT. LESSEE AGREES NOT TO ASSERT AGAINST LESSOR ANY CLAIMS OR DEFENSES LESSEE

MAY HAVE AGAINST THE SUPPLIER WITH RESPECT TO LESSEE’S USE OR OPERATION OF THE EQUIPMENT, AND UNDERSTANDS THAT LESSEE MAY ASSERT SUCH CLAIMS AGAINST SUPPLIER.

8.Use; Alterations.
a.Lessee and its Affiliates shall have the sole right to use Equipment during the Term of this Lease and may use Equipment for any lawful business purpose, including to provide services to customers other than Lessor or its Affiliates. Lessee, at its own expense, shall make such alterations, additions or modifications (each, a “Required Alteration”) to Equipment as may be required from time to time to meet the requirements of applicable law or a governmental body; provided that such Required Alterations meet the conditions applicable to “Non-Severable Improvements,” pursuant to Revenue Procedure 2001-28, 2001-19 I.R.B. 1156 (or such other successor tax provision (“Rev. Proc. 2001-28”)). All such Required Alterations shall immediately, and without further act, be deemed to constitute Equipment and be fully subject to the Lease as if originally leased hereunder. Except as otherwise permitted herein, Lessee shall not make any alterations to Equipment without Lessor’s prior written consent.

b.Lessee, at its own expense, may from time to time add or install upgrades or attachments (each an “Upgrade”) to Equipment during the Term. Any such Upgrades that are not necessary for the operation of the Equipment shall remain the property of Lessee. Upon the cancellation of the Lease pursuant to pursuant to Section 17(d) herein, Lessee may, at its option, remove any such Upgrades and, upon such removal, shall restore Equipment to the condition required hereunder.

9.Repairs and Maintenance. Lessee, at Lessee’s cost and expense, shall (a) keep Equipment in good repair, good operating condition, appearance and working order in compliance with the manufacturer’s recommendations and Lessee’s standard practices (but in no event less than industry practices) with normal and reasonable wear and tear excepted, (b) properly service all components of Equipment following the manufacturer’s written operating and servicing procedures, and (c) replace any part of the Equipment that becomes unfit or unavailable for use from any cause (whether or not such replacement is covered by a maintenance agreement) with a replacement part that, in Lessor’s commercially reasonable opinion, is of the same manufacture, value, remaining useful life and utility as the replaced part immediately preceding the replacement, assuming that such replaced part was in the condition required by this Lease. Replacement parts shall be free and clear of all liens, constitute Equipment and be fully subject to this Lease as if originally leased hereunder. For clarity, if in the reasonable judgment of Lessee an item of Equipment must be replaced in its entirety, then Lessee may purchase the replacement Equipment and Lessee will own that Equipment, and such replacement equipment shall not be Equipment under this Agreement, unless an alternative arrangement is otherwise mutually agreed in writing between Lessor and Lessee.

10.Transfer of Equipment Upon Cancellation. Except as otherwise provided, upon the cancellation of the Lease pursuant to Section 17(d) herein, Lessee shall, at Lessee’s sole expense, de-install, assemble, pack properly and in accordance with the manufacturer’s instructions (under the supervision of persons acceptable to Lessor), including labeling of all components and hardware, and in accordance with Lessor’s reasonable instructions, return to Lessor all, but not less than all, Equipment by delivering the Equipment to and unloading it at such location or with such common carrier serving the continental United States as Lessor shall specify. Lessee agrees that (a) Equipment, when returned, shall be in the condition required by the Lease, and (b) upon Lessor’s request, Lessee will obtain from the manufacturer (or other maintenance service provider previously approved by

Lessor or manufacturer) a certificate stating that such Equipment qualifies for full maintenance service at the standard rates and terms then in effect. Lessee shall assign all of its rights, title and interest under the Material Agreements to Lessor. If, in the reasonable opinion of Lessor, any Equipment fails to meet the standards set forth above, Lessee agrees to pay, on demand, all reasonable and documented costs and expenses incurred in connection with the repairing and restoring of such Equipment so as to meet such standards. If Lessee fails to return any Equipment as required hereunder, then Lessor shall have all rights and remedies as provided in Section 17 hereof.

11.Sublease and Assignment.

a.LESSEE SHALL NOT, WITHOUT LESSOR’S PRIOR WRITTEN CONSENT, (i) SELL, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THE LEASE, EQUIPMENT OR ANY INTEREST THEREIN, (ii) RENT, SUBLET OR LEND EQUIPMENT TO ANYONE OR (iii) PERMIT EQUIPMENT TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEE’S AFFILIATES AND THEIR RESPECTIVE QUALIFIED EMPLOYEES; PROVIDED, HOWEVER THAT LESSEE MAY ASSIGN THIS LEASE OR ANY OF ITS RIGHTS AND OBLIGATIONS HEREUNDER TO (A) AN AFFILIATE OF LESSEE, (B) THE PURCHASER OF ALL OF SUBSTANTIALLY ALL OF LESSEE’S ASSETS OR (C) LESSEE’S SUCCESSOR ENTITY OR ACQUIROR IN THE EVENT OF A MERGER, CONSOLIDATION OR CHANGE OF CONTROL OF LESSEE. LESSEE ACKNOWLEDGES THAT IT REMAINS PRIMARILY LIABLE FOR ALL OBLIGATIONS HEREUNDER NOTWITHSTANDING ANY USE BY AN AFFILIATE OR PERMITTED ASSIGNEE.

b.Lessor shall not, without Lessee’s prior written consent, directly or indirectly, by operation of law or otherwise, sell, transfer, assign, create, incur, assume or suffer to exist any Encumbrance and/or grant a security interest in all or any part of Lessor’s interest in the Lease or any Equipment.

c.Subject to the restrictions on assignment contained in this Section 11, the Lease Documents shall inure to the benefit of, and are binding upon, the successors and assigns of the parties thereto including, without limitation, each person who becomes bound thereto as a “new debtor” as set forth in the Uniform Commercial Code (“UCC”).

12.Risk of Loss; Damage to Equipment.

a.Lessee shall bear the entire risk of loss (including without limitation, theft, destruction, disappearance of or damage to Equipment from any cause whatsoever), whether or not insured against, during the Term of the Lease and until Equipment is returned to Lessor in accordance with Section 10 hereof. No such loss shall relieve Lessee of the obligation to pay Rent or of any other obligation under the Lease.

b.If any Equipment is lost, stolen or damaged beyond repair, or confiscated, seized or the use and/or title thereof requisitioned to someone other than Lessee (any such event being a “Total Loss”), Lessee shall immediately notify Lessor of such event. Following the occurrence of the Total Loss, Lessee shall (i) at its own expense, replace such Equipment with equipment that, in Lessee’s commercially reasonable opinion, is of the same manufacture, value, remaining useful life and utility as the replaced Equipment immediately preceding the Total Loss, assuming such replaced Equipment was in the condition required by the Lease (in which case such replacement Equipment shall be owned by Lessee and shall not be deemed “Equipment” for purposes of the Lease) and (ii) pay to Lessor the sum of the Repurchase Price under the Sale Agreement with respect to such Equipment (at the time of such Total Loss). Upon Lessor’s receipt of the amounts specified in subsection (ii) above, Lessee shall be entitled to Lessor’s interest in such Equipment, in its then condition and location, “as is” and “where is,” without any warranties, express or implied.

13.Insurance.

a.Lessee shall, at all times during the Term of the Lease, and at Lessee’s own cost and expense, maintain (i) insurance against all risks of physical loss or damage to Equipment for the replacement value thereof, and (ii) commercial general liability insurance (including blanket contractual liability coverage and products liability coverage) for personal and bodily injury and property damage per occurrence.

b.All insurance policies required hereunder shall be in such form, and be with insurance carriers, reasonably satisfactory to Lessor. Without limiting the generality of the foregoing, each policy shall include the following terms: (i) all physical damage insurance shall name Lessor and its assigns as loss payee, (ii) Lessee shall deliver to Lessor certificates of insurance naming Lessor as additional insured at Effective Date and during the term of this Lease, (iii) the policy shall not be canceled or altered by Lessee without at least thirty days advance notice to Lessor and its assigns and (iv) coverage shall not be invalidated against Lessor or its assigns because of any violation of any condition or warranty contained in any policy or application therefor by Lessee or by reason of any action or inaction of Lessee. On each anniversary of the Effective Date during the term hereof, Lessee shall deliver to Lessor certificates or other proof of insurance satisfactory to Lessor evidencing the coverage required by this section.

14.Taxes. Lessee shall pay when due and shall indemnify and hold harmless Lessor (on an After-Tax basis) from and against any and all taxes, fees, withholdings, levies, imposts, duties, assessments and charges of every kind and nature whatsoever (including any related penalties and interest) imposed upon or against Lessor, any Lessee or any Equipment by any governmental authority upon the Equipment, excepting only all Federal, state and local taxes on or measured by Lessor’s net income. Following the cancellation of the Lease pursuant to Section 17(d), Lessee shall pay to Lessor the amount of taxes on said Equipment for which Lessee is responsible pursuant to this Section 14, which shall be payable upon receipt by Lessee of reasonable written evidence that such amounts are payable by Lessee.

15.Lessor’s Right to Perform for Lessee. If Lessee fails to perform any of its obligations contained herein, Lessor may (but shall not be obligated to) itself perform such obligations, and the amount of the reasonable, documented, out-of-pocket costs and expenses of Lessor incurred in connection with such performance, together with interest on such amount at the lesser of twelve percent per annum or the maximum permitted by law, shall be payable by Lessee to Lessor within ten days of demand therefor. No such performance by Lessor shall be deemed a waiver of any rights or remedies of Lessor or be deemed to cure the default of Lessee hereunder.

16.Personal Property; Liens. Lessee represents and warrants that the Equipment is, and shall at all times remain, fully removable personal property notwithstanding any affixation or attachment to real property or improvements. Lessee shall at all times keep Equipment free and clear from all Encumbrances than those created by, through or under Lessor. If, in violation of the foregoing covenant, any prohibited Encumbrance shall attach to Equipment, Lessee shall (a) give Lessor immediate written notice thereof and (b) promptly, at Lessee’s sole cost and expense, take such action as may be necessary to discharge such Encumbrance.

17.Default; Remedies.

a.As used herein, the term “Default” means any of the following events:

i.Lessee fails to pay any Rent or other amount due under the Lease within fifteen days after the same shall have become due;

ii.Lessee or any Guarantor becomes insolvent or makes an assignment for the benefit of its creditors;

iii.a receiver, trustee, conservator or liquidator of Lessee or any Guarantor of all or a substantial part of Lessee’s or such Guarantor’s assets is appointed with or without the application or consent of Lessee or such Guarantor, respectively;

iv.a petition is filed by or against Lessee or any Guarantor under any bankruptcy, insolvency or similar law and such petition is not dismissed within sixty (60) days of filing;

v.Lessee violates or fails to perform any other provision of the Lease, and such violation or failure continues for thirty (30) days following receipt of written notice from Lessor;

vi.any warranty or representation made by Lessee herein proves to have been false or misleading when made; provided that if any such misstatement is capable of being remedied and no other Defaults have occurred as result of such misstatement, Lessee may correct such misstatement by delivering a written correction of such misstatement to Lessor, in form and substance reasonably satisfactory to Lessor, within thirty (30) days of obtaining knowledge of such misstatement;

vii.Lessee or any Guarantor is dissolved;

viii.any filing by Lessee of a termination statement, without the prior written consent of Lessor, for any financing statement filed by Lessor while any obligations are owed by Lessee under the Lease.

b.Upon the occurrence of a Default, Lessor may proceed by appropriate court action to recover monetary damages for the breach thereof. In the event of a Default pursuant to Section 17.a.i, any unpaid Rent or other amount due under the Lease shall bear interest at the lesser of a rate of twelve percent per annum or the maximum permitted by law. In addition, Lessee shall be liable for all reasonable, documented and out-of-pocket costs, expenses, and legal fees incurred in enforcing Lessor’s rights under the Lease, before or in connection with litigation or arbitration.

c.For the avoidance of doubt, except as provided in Section 17(d), in no event shall Lessor be entitled to, and Lessor hereby expressly waives its entitlement to, any remedies at law or in equity other than monetary damages in accordance with Section 17(b), and shall not be permitted to (a) cancel or terminate the Lease or any of Lessee’s rights hereunder, (b) recover against, Encumber, sale, assign, transfer or dispose of the Equipment or other collateral hereunder.

d.Upon the occurrence of a Default pursuant to Section 17.a.ii, Section 17.a.iii, or Section 17.a.iv, Lessor may by notice in writing to Lessee, cancel the Lease, without prejudice to any other remedies hereunder.

18.Notices. Lessee shall furnish Lessor with prompt written notice with full details (x) of the occurrence of any event which constitutes a Default hereunder (or the existence of any condition or circumstance which with the lapse of time or giving of notice or both would constitute a Default hereunder) or which might materially adversely affect the financial condition or operations of Lessee or Guarantor, including without limitation the filing or commencement of any action, suit or proceeding before any arbitrator or governmental authority against or affecting Lessee, any Material Agreement, Governmental Approval or any other contract, license or regulation related to the Equipment or (y) if any Material Agreement or Governmental Approval is terminated prior to the completion of its present term. All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier or certified mail (return receipt requested), US postage prepaid. Such notices and other communications shall be addressed to the respective party at the address set forth above or at such other address as any party may, from time to time, designate by notice duly given in accordance with this section. Such notices and other communications shall be effective upon the earlier of receipt or three days after mailing if mailed in accordance with the terms of this section.

19.Indemnity. Lessee shall indemnify and hold harmless Lessor, each Lessor Assignee, and each of their respective Affiliates, managers, owners, officers, directors, employees, agents, and attorneys (each, an “Indemnified Party”) from and against any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys’ fees), obligations, demands and judgments (collectively, a “Liability”) arising out of or in any way related to: (a) Lessee’s failure to perform any material covenant under the Lease Documents, (b) the breach of any material representation or warranty made by Lessee under the Lease Documents (c) Lessee’s operation or use of any Equipment, including any injury to persons, property or the environment arising directly from Lessee’s use and operation of the Equipment, including any Liability based on strict liability in tort, negligence, breach of warranties or Lessee’s failure to fully comply with applicable law or regulatory requirements; provided, that the foregoing indemnity shall not extend to any Liability to the extent resulting solely from the negligence or willful misconduct of Lessor or other Indemnified Party.

20.Fees and Expenses. Lessee shall pay all reasonable, documented, out-of-pocket costs and expenses of Lessor in connection with the negotiation and enforcement of the Lease, including, without limitation, (i) attorneys’ fees and expenses of Lessor in connection with the collection and disbursement of all funds hereunder and the other instruments, amendments, consents, waivers and documents from time to time delivered in connection with the Lease Documents, and (ii) attorneys’ and other professional fees, returned check or non-sufficient funds charges, the fees of any collection agencies and appraisers and all other costs and expenses related to any sale or re-lease of Equipment (including storage costs) incurred by Lessor in enforcing any of the terms, conditions or provisions hereof or in protecting Lessor’s rights hereunder.

21.[Reserved.]

22.Representations and Warranties of Lessee. Lessee represents and warrants that (a) Lessee is a limited liability company or corporation duly organized and validly existing in good standing under the laws of the state of its organization or incorporation, (b) the execution, delivery and performance of this Lease and all related instruments and documents (i) have been duly authorized by all necessary action on the part of Lessee, (ii) do not require the approval of any stockholder, partner, manager, trustee, or holder of any obligations of Lessee except such as have been duly obtained, and (iii) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or contravene the operating agreement, charter or by-laws of Lessee, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound; (c) the Lease Documents when entered into will constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their terms except to the extent limited by state and federal law affecting creditor’s remedies and by bankruptcy, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights; and (d) the Lease is for commercial and business purposes and the Equipment will be used solely for such purposes and not for personal, family, or household purposes.

23.Lessee’s Waivers. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES (a) ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A OF THE UCC AND (b) ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO RECOVER INCIDENTAL OR CONSEQUENTIAL DAMAGES FROM LESSOR FOR ANY BREACH OF WARRANTY OR FOR ANY OTHER REASON OR TO SET OFF OR DEDUCT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM LESSOR’S DEFAULT, IF ANY, UNDER THE LEASE.

24.UCC Filings. LESSEE HEREBY AUTHORIZES LESSOR TO AUTHENTICATE AND/OR FILE ALL UCC FINANCING STATEMENTS AND AMENDMENTS THAT IN LESSOR’S SOLE DISCRETION ARE DEEMED NECESSARY OR PROPER TO SECURE OR PROTECT LESSOR’S INTEREST IN EQUIPMENT IN ALL APPLICABLE JURISDICTIONS. Lessee hereby ratifies, to the extent permitted by law, all that Lessor shall lawfully and in good faith do or cause to be done by reason of and in compliance with this section. Lessee shall provide written notice to Lessor at least thirty days prior to any contemplated change in Lessee’s name, jurisdiction of organization or chief executive office address.

25.Characterization of Lease. The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Lessor and Lessee to enter into this Lease:

a.Lease Characterization. Lessor and Lessee intend that (a) this Lease is a “true lease” for federal and state income tax purposes and is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (b) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Lessor and Lessee, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership (de facto or de jure) between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, or to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

b.Waiver. Lessee and Lessor each waive any claim or defense based upon the characterization of this Lease as anything other than as a “true lease.” Lessee and Lessor each stipulate and agree (i) except as may be required by local, state or federal laws or a governmental authority (it being understood that Lessee and Lessor each agree that under current U.S. federal income tax law, this Lease is a “true lease”), not to assert or take, or omit to take, any action if such omission would be inconsistent with the agreements and understandings set forth in this section, and (ii) that, in the event that its separate existence from another person is disregarded for U.S. federal income tax purposes, it shall not permit such person to assert or take, or omit to take, any action if such omission would be inconsistent with the agreements and understandings set forth in this section (determined as though such person had been a party hereto).

26.Miscellaneous; Governing Law. Time is of the essence with respect to the Lease. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision of the Lease shall not be construed as a consent or waiver of any provision of such Lease. The Lease will be binding upon Lessor only if executed by a duly authorized officer or representative of Lessor at Lessor’s address set forth above. An authorized signer of Lessee shall execute the Lease Documents on Lessee’s behalf. Any provision of the Lease that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof. Lessee will promptly execute or otherwise authenticate and deliver to Lessor such further documents, instruments, assurances and other records and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this agreement and the Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder and thereunder. THIS LEASE IS BEING DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). ANY ACTION BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING NON-CONTRACTUAL CLAIMS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK; PROVIDED, THAT AT LESSOR’S SOLE OPTION, LESSOR MAY BRING AN ACTION IN THE STATE WHERE LESSEE OR THE EQUIPMENT IS LOCATED. LESSEE IRREVOCABLY WAIVES OBJECTIONS TO THE JURISDICTION OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT. LESSOR AND LESSEE HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO EQUIPMENT OR THE LEASE. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY LESSOR AND LESSEE WHO EACH

ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LEASE AND THE LEASE DOCUMENTS.

27.Quiet Enjoyment. So long as no Default has occurred and is continuing, Lessee shall peaceably hold and quietly enjoy Equipment without interruption by Lessor or any person or entity claiming through Lessor.

28.Entire Agreement. The Lease, together with all other Lease Documents, constitutes the entire understanding or agreement between Lessor and Lessee with respect to the leasing of Equipment covered thereby, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. The Lease may not be amended except by a writing signed by Lessor and Lessee. Delivery of an executed Lease Document by facsimile or any other reliable means shall be deemed as effective for all purposes as delivery of a manually executed copy.

29.Disclaimer of Warranties. LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, TITLE TO, DESIGN, OPERATION, CONDITION, OR QUALITY OF THE MATERIAL OR WORKMANSHIP IN, EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), LACK OF INFRINGEMENT ON ANY PATENT, TRADEMARK OR COPYRIGHT, AND LESSOR HEREBY DISCLAIMS ALL SUCH WARRANTIES; IT BEING UNDERSTOOD THAT THE EQUIPMENT IS LEASED TO LESSEE “AS IS, WHERE IS.” IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

30.Execution in Counterparts. The Lease and all other Lease Documents may be executed in several counterparts and by different parties hereto or thereto on separate counterparts, each of which when so executed or otherwise authenticated and delivered shall be an original, but all such counterparts shall together consist of one and the same instrument; except, to the extent that any Lease Documents constitute chattel paper under the UCC, no security interest therein may be created other than through the transfer or possession of the original counterpart, which shall be identified by Lessor.

31.Material Agreements. Lessee shall not amend, modify, supplement, assign, transfer or terminate (prior to the expiration of its term) any Material Agreement or Governmental Approval, or enter into any agreement with respect to any Equipment after the date of the applicable Lease, in each case without the prior written consent of Lessor.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.

Signature Page for Equipment Lease Agreement

Lessee:
LIFECORE BIOMEDICAL, INC.
By:_/s/ John D. Morberg_____________ Name: John D. Morberg Title: Chief Financial Officer

Lessee Address: Lifecore Biomedical, Inc. 3515 Lyman Boulevard Chaska, MN 55318

Signature Page for Equipment Lease Agreement

Lessor:
ALCON RESEARCH, LLC
By:_/s/ Ed McGough________________________ Name: Ed McGough Title: SVP, Head Global MTO

Lessor Address: Alcon Research, LLC 6201 South Freeway Fort Worth, TX 76134
Signature Page for Equipment Lease Agreement

EXHIBIT A
EQUIPMENT
Equipment Location: Site 1 at Seller’s facility in Chaska, MN

See attached list of Equipment

Rent Schedule:
Quarterly lease payments shall be determined as (i) the Purchase Price (as such term is defined in the Sale Agreement) of the Equipment divided by 40 (“Paydown Payments”) plus (ii) 1.5% of the Purchase Price  (as such term is defined in the Sale Agreement) of the Equipment less cumulative Paydown Payments made. Quarterly lease payments shall be due and payable on the last day of each fiscal quarter of Lessor (specifically, March 31, June 30, September 30 and December 31), with the first quarterly lease payment due on September 30, 2023.

Exhibit A to Equipment Lease Agreement